SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.     )

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COLLECTORS UNIVERSE, INC.
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COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Wednesday, December 4, 2003

TO THE STOCKHOLDERS OF COLLECTORS UNIVERSE, INC.:

The 2003 Annual Meeting of Stockholders of COLLECTORS UNIVERSE, INC. (the "Company"), will be held at the Company’s offices at 1921 E. Alton Avenue, Santa Ana, California 92705 on Thursday, December 4, 2003, at 10:00 a.m., Pacific Time, for the following purposes:

(1)    Election of Directors . To elect the following seven nominees to serve as directors until the next Annual Meeting of Stockholders or until their successors are elected and have qualified:

A. Clinton Allen	Michael R. Haynes
Deborah A. Farrington	A. J. "Bert" Moyer
Ben A. Frydman	Van D. Simmons
David G. Hall

(2)    Approval of 2003 Stock Incentive Plan . To approve the 2003 Stock Incentive Plan, which sets aside 500,000 shares of common stock for the grant of options and restricted stock purchase rights to officers and other employees, non-employee directors and service providers of the Company and its subsidiaries.

(3)    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Additional information regarding these matters is contained in the accompanying Proxy Statement, which stockholders are urged to review. Only stockholders of record at the close of business on October 15, 2003 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
A. Clinton Allen
Chairman of the Board

Santa Ana, California
October 28, 2003

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

COLLECTORS UNIVERSE, INC.
1921 E. Alton Avenue
Santa Ana, California 92705

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Collectors Universe, Inc., a Delaware corporation (the "Company" or "Collectors Universe"), for use at its 2003 Annual Meeting of Stockholders ("Annual Meeting") to be held on December 4, 2003, at 10:00 A.M., Pacific Time, at 1921 E. Alton Avenue, Santa Ana, California 92705. This proxy statement and the accompanying proxy are being mailed to stockholders on or about October 28, 2003.

Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted, by executing and mailing a later dated proxy or a written notice of revocation, to the Secretary of Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658, prior to meeting or by giving such written notice at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the election to the Board of Directors of the nominees named in this Proxy Statement, and "FOR" approval of the 2003 Stock Incentive Plan.

It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegram, email or in person or may retain an independent proxy solicitation firm, on its behalf, to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

VOTING SECURITIES

The shares of common stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on October 15, 2003 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of common stock held as of the Record Date. Also, in the election of directors, there is no cumulative voting. As a result each stockholder will be entitled, for each share of common stock that such stockholder owns, to cast one vote for a single nominee for each position on the Board of Directors.

As of the Record Date, there were 6,186,907 shares of common stock outstanding and entitled to vote. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. Stockholders who withhold authority to vote on the election of directors or abstain on any proposal, and broker non-votes, will be counted in determining the presence of a quorum. However, under Delaware law, in the election of directors, the seven candidates that receive the highest number of votes will be elected and, as a result, shares as to which the authority to vote has been withheld, and broker non-votes, will have no effect on the outcome of the election of directors. Abstentions on any other proposal will have the same effect as a vote against that proposal; however, broker non-votes will not be considered as having been entitled to vote and, therefore, will not be counted with respect to any such proposal.

STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table presents certain information as of October 15, 2003, regarding the shares of common stock of the Company beneficially owned by (i) persons known by the Company to hold more than 5% of its shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the executive officers of the Company, and (iv) the directors and executive officers as a group.

Name	Number of Shares Beneficially Owned (1)	% of Shares Outstanding

David G. Hall	1,765,263 (2)	28.5%
Van D. Simmons	498,233 (3)	8.1%
John W. Dannreuther (4)	379,126	6.1%
Gordon Wrubel (4)	350,400	5.7%
A. Clinton Allen	50,125 (5)	*
Ben A. Frydman	19,375 (5)(6)	*
A. J. Bert Moyer	12,500 (5)	*
Deborah A. Farrington	-	-
Michael R. Haynes	-	-
Michael J. Lewis	27,500 (5)	*
All Directors and Officers, as a group (6 persons)	2,372,996 (7)	38.4%

*  Less than 1% of the Company’s outstanding shares.

(1)   Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in each of such person’s share ownership totals; and (c) if a person holds options or warrants to purchase shares that are currently exercisable or will become exercisable in the succeeding sixty (60) days, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options or warrants held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2)   Includes 54,163 shares held in grantor trusts established for Mr. Hall’s children. Mr. Hall may, under limited circumstances, exercise dispositive power (but he does not have voting power) over those shares and, for that reason, may be deemed to share such dispositive power with the trustees of those trusts.

(3)   Includes 23,213 of the shares included in the grantor trusts established by Mr. Hall for his children that are referred to in footnote (2) above, because Mr. Simmons is a trustee for certain of those trusts. As trustee, he exercises voting power, and shares dispositive power with Mr. Hall, over those 23,213 shares and, therefore, these 23,213 shares are included in both of their share ownership totals. Mr. Simmons does not have any financial or pecuniary interest in any of the shares held in these trusts.

(4)   Mr. Dannreuther’s address is P.O. Box 1840, Cordova, Tennessee 38088-1840; and Mr. Wrubel’s address is P.O. Box 11777, Newport Beach, CA 92658.

(5)   Includes the following number of shares which may be purchased on exercise of employee stock options that are currently exercisable or will become exercisable within sixty (60) days of October 15, 2003: Mr. Allen – 41,250; Mr. Frydman - 18,750 shares; Mr. Moyer - 12,500 shares; and Mr. Lewis - 27,500 shares.

(6)   Does not include, and Mr. Frydman disclaims beneficial ownership of, a total of 4,375 shares owned by other members of the law firm of Stradling Yocca Carlson & Rauth, of which Mr. Frydman is a member.

(7)   Includes 100,000 shares which executive officers and directors have the right to acquire by exercise of stock options that are currently exercisable or will become exercisable within (60) days of October 15, 2003.

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ELECTION OF DIRECTORS
(Proposal No. 1)

The Company’s Bylaws currently provide for a Board of seven directors and the Board of Directors has nominated for election at the Annual Meeting to serve as members of the Board for a term of one year, or until their successors have been elected, the seven nominees identified below. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for those seven nominees. All of the nominees are presently directors of the Company and Messrs. Hall, Simmons and Frydman were elected to the Board at last year’s Annual Meeting. Messrs. Haynes and Moyer were elected to the Board of Directors by unanimous votes of the incumbent directors in January 2003, and Ms. Farrington was elected to the Board by unanimous vote of its incumbent directors in September 2003. All of the nominees have consented to serve, if elected. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Directors

All members of the Company’s Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified.

Nominees:

Name	Age	Director Since	Principal Occupation

A. Clinton Allen	59	2001	Chairman of Psychemedics Corporation

Deborah A. Farrington	53	2003	Co-Chairman of StarVest Partners, L.P.

Ben A. Frydman	56	2000	Attorney and Member of Stradling Yocca Carlson & Rauth

David G. Hall	56	1986*	President of the Company

Michael Haynes	52	2003	Chief Executive Officer of the Company

A. J. "Bert" Moyer	59	2003	Business Consultant and Private Investor

Van D. Simmons	52	1986*	President of the Company’s DHRC Division

*      Although Collectors Universe was organized in February 1999, Mr. Hall and Mr. Simmons were both founders and served as directors of its predecessor company, Professional Coin Grading Service, beginning in 1986.

A. Clinton Allen has served as a Director of Collectors Universe, Inc. since June 2001. Mr. Allen serves as the Chairman of the Board of Psychemedics Corporation, Inc., a biotechnology company with a proprietary drug testing product. He is the Lead Director and Chairman of the Audit Committee of Steinway Musical Instruments, one of the world's largest manufacturers of musical instruments and serves as a director of Integrated Alarm Systems, Inc., the largest provider of wholesale security monitoring in the United States. He is also a member of the board of directors of Brooks Automation, Inc., that provides integrated tool and factory automation solutions for the global semiconductor and related industries and of the board of directors of LKQ Corporation, the largest nationwide provider of recycled OEM automotive parts. He served on the board of directors of Blockbuster Entertainment Corporation from 1986 until its acquisition by Viacom/Paramount in September 1994. Mr. Allen

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graduated from Harvard University and serves on the Executive Committee of both the Friends of Harvard and Radcliffe Crew and Friends of Harvard Football.

Deborah A. Farrington is founder and is, and since 1997 has been, the Co-Chairman of StarVest Partners, L.P., a $150 million private equity fund, which invests primarily in emerging business services companies. From 1993 to 1997, Ms. Farrington was President and CEO of Victory Ventures, LLC, a New York-based private equity investment firm. Also during that period, she was a founding investor and chairman of the board of Staffing Resources, Inc., a diversified staffing company which grew from $17 million to $300 million in annual revenues while she served on its board. Ms. Farrington serves on the Boards of NetSuite Technologies, Inc., P4 Performance Management, Inc. and Fieldglass, all of which are private companies. She is a graduate of Smith College and received an MBA from Harvard Business School.

Ben A. Frydman has served as a Director of Collectors Universe since December 2000. Mr. Frydman is, and for more than the past five years has been, engaged in the private practice of law, as a member and stockholder of Stradling Yocca Carlson & Rauth, a Professional corporation, which provided legal services to the Company in the fiscal year ended June 30, 2003 and is expected to provide legal services to the Company in the fiscal year ending June 30, 2004. Mr. Frydman is a member of the Board of Directors of The Coast Distribution System, Inc. He also is a founding member of the Board of the Forum for Corporate Directors of Orange County, which is a nonprofit corporation that conducts educational programs focusing on corporate governance. Mr. Frydman has a B.A. degree from UCLA and a Juris Doctor degree, with honors, from Harvard Law School.

David G. Hall has served as President of Collectors Universe since October 2001 and a Director since its founding in February 1999. From April 2000 to September 2001, Mr. Hall served as the Chief Executive Officer of the Company and as its Chairman from February 1999 to October 2001. Mr. Hall is a director and President of Professional Coin Grading Service, the Company’s predecessor and was its Chief Executive Officer from 1986 to February 1999, when it was acquired by the Company. Mr. Hall was honored in 1999 by COINage Magazine as Numismatist of the Century, along with 14 other individuals. In 1990, Mr. Hall was named Orange County Entrepreneur of the Year by INC. Magazine. In addition, he has written A Mercenary’s Guide to the Rare Coin Market , a book dedicated to coin collecting. Mr. Hall also is a member of the Professional Numismatists Guild.

Michael R. Haynes has been the Company’s Chief Executive Officer since January 2003. Prior to joining Collectors Universe, he had served as president, chief operating officer or chief financial officer of eight different companies engaged in the collectibles, precious metals, specialty retail, distribution, e-commerce and manufacturing businesses, including Greg Manning Auctions, Inc., where he served as President and Chief Financial Officer from 1994 to 1995 and Heritage Numismatic Auctions, where he served as President from 1974 to 1990. Mr. Haynes also was one of the co-founding board members of the Industry Council for Tangible Assets, a Washington, D.C. trade association for dealers and auctioneers of tangible and collectible assets, where he served for nine years. Mr. Haynes holds a Master's Degree in Business and a Bachelor of Science Degree in Mechanical Engineering, both from Southern Methodist University. Mr. Haynes also is a CPA.

A. J. "Bert" Moyer, who is now a business consultant and private investor, served from March 1998 until February 2000 as Executive Vice President and Chief Financial Officer for QAD, Inc., a leading provider of enterprise resource planning software applications for global manufacturing companies. Between September 2000 and February 2002, Mr. Moyer was engaged as a consultant to QAD, Inc., assisting in the Sales Operations of the Americas Region. He served as president of the commercial division of the Profit Recovery Group International, Inc. from March until July 2000. Prior to joining QAD, Inc. in 1998, Mr. Moyer was Chief Financial Officer of Allergan, a specialty pharmaceutical company based in Irvine, California. Mr. Moyer serves on the boards of QAD, Inc. and EarthShell Corporation. Mr. Moyer received his Bachelor of Science degree in Business Administration from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin.

Van D. Simmons has served as President of the Company’s David Hall Rare Coins Division since October 2000. From July to October 2000, he served as Vice President of Sales of the Company’s Bowers and Merena Division. From 1981 to 1997 he served as the President of DHRCC, Inc., a retailer of rare coins. Mr. Simmons was a founding director of the Company in February 1999 and was also a founder and has served as a director of its

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predecessor company, Professional Coin Grading Service, since 1986. He served as Chairman of the Board of David Hall’s North American Trading, LLC, a retailer of rare coins, from February 1997 to July 2000.

Board Meetings and Attendance

The Board of Directors of the Company held 8 meetings during the fiscal year ended June 30, 2003. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of (i) the number of meetings of the Board of Directors and (ii) the number of meetings of all committees of the Board on which he served, that were held in that year while he was as a director of the Company. There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee and a standing Compensation Committee.

During the fiscal year ended June 30, 2003, the members of the Audit Committee were A. J. Bert Moyer, A. Clinton Allen and Ben A. Frydman. Pursuant to its Amended and Restated Charter, a copy of which is attached as Exhibit A to this Proxy Statement, the Audit Committee is authorized to deal with all matters that it deems appropriate regarding the review and audit of the Company’s financial statements and its accounting and internal controls systems, in consultation with the Company’s independent public accountants who are selected by and report directly to the Audit Committee. Those matters include the scope of the annual audit and the accounting principles, practices and systems utilized by the Company. All of the members of the Audit Committee are independent (as that term is defined in the NASD Listing Standards as currently in effect). The Audit Committee held 7 meetings during the fiscal year ended June 30, 2003. Mr. Moyer, who serves as Chairman of the Audit Committee, has been designated as its financial expert (as defined in the rules adopted by the Securities and Exchange Commission under Section 407 of the Sarbanes Oxley Act). In fiscal 2004 the members of the Audit Committee will be Messrs. Moyer and Allen and Ms. Farrington, all of whom are "independent" within the meaning of the most recently proposed NASD listing standards which will become effective in 2004.

The Compensation Committee is currently comprised of four directors selected by the Board of Directors of the Company. During the fiscal year ended June 30, 2003, the members of the Compensation Committee were A. Clinton Allen, A. J. Bert Moyer and Ben A. Frydman. In September 2003 Ms. Farrington was appointed to the Committee upon her election to the Board. The functions of the Compensation Committee include the making of determinations with respect to the compensation that is to be paid to executive officers and other key management personnel, including grants of employee stock options, and the adoption and evaluation of the effectiveness of management incentive and benefit programs. The Compensation Committee held 5 meetings during the fiscal year ended June 30, 2003.

The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company’s Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based on information available to it, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to share transactions by its directors and executive officers in the fiscal year ended June 30, 2003 were satisfied.

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COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the annual and long-term compensation for the fiscal years ended June 30, 2003, 2002 and 2001 paid by the Company to its Chief Executive Officer and the highest paid executive officers who earned total cash compensation during fiscal 2003 of more than $100,000 (the "Named Officers"). The Named Officers do not receive any other compensation or perquisites for services rendered to them to the Company, other than standard health insurance benefits that are provided to all full time employees.

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards Stock Options (Shares) (#)

	Year	Salary	Bonus

David G. Hall	2003	$300,000	$150,000 (1)	-
President	2002	300,000	$-	-
	2001	300,000	$-	-

Michael R. Haynes	2003	$125,000 (2)	$-	100,000
Chief Executive Officer

Michael J. Lewis	2003	$220,000	$50,000 (3)
Chief Financial Officer	2002	151,000 (3)	$-	27,500

Roger W. Johnson	2003	$248,000	$175,000 (4)	-
Chief Executive Officer	2002 (3)	$190,000 (1)	$-	62,500

(1)   Mr. Hall’s bonus was paid under a bonus plan that rewards him for the performance of the Company’s authentication and grading division, which operates under his direct management supervision.

(2)   Mr. Haynes joined the Company and became CEO effective January 1, 2003 and, therefore, received six months of salary in fiscal 2003. Under an employment agreement with the Company, Mr. Haynes receives a base salary of $250,000 per year.

       (3)   Mr. Lewis joined the Company as Chief Financial Officer in October 2001, and therefore he received nine months of salary in fiscal 2002. His fiscal 2003 bonus was paid pursuant to an incentive bonus plan based on fiscal 2003 operating results of the Company.

       (4)   Mr. Johnson joined the Company as Chairman and CEO in September 2001, and therefore he received 10 months of salary in fiscal 2002. He tendered his resignation as Chairman and CEO during the first quarter of fiscal 2003 but agreed to remain as CEO until the earlier of December 31, 2003 or the date the Company hired a successor CEO. Pursuant to that agreement his salary was continued until December 31, 2003, he received a $100,000 retention bonus and severance compensation equal to three months salary. He also received a performance bonus in the amount of $75,000 based on the Company’s operating results in the quarter ended
               September 30, 2003.

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Option Grants in the Last Fiscal Year

Mr. Haynes was the only Named Officer that was granted any options during the fiscal year ended June 30, 2003. The table below sets forth certain information regarding those options.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to All Employees in Fiscal 2003 (1)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value of Options at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
					5%	10%

Michael R. Haynes	75,000 (3)	28.9%	$3.25	2013	$153,000	$388,000
	25,000 (4)	9.6%	$4.43	2013	$70,000	$177,000

(1)   During the fiscal year ended June 30, 2003, the Company granted options to purchase an aggregate of 253,751 shares of common stock to employees and directors of the Company.

(2)   There is no assurance that the values that may be realized by an executive officer on exercise of his or her options will be at or near the values estimated in the table, which utilize arbitrary compounded rates of growth of stock price of 5% and 10% per year.

(3)   These options become exercisable in four equal annual installments of 18,750 each, commencing January 2, 2004 (one year after the date this option was granted) and, unless sooner exercised or terminated, these options will expire in 10 years.

(4)   These options become exercisable in five equal annual installments of 5,000 shares each, commencing on May 12, 2004 (one year after the date this option was granted) and, unless sooner exercised or terminated, these options will expire in 10 years.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

None of the Named Officers exercised options in fiscal 2003. The following table sets forth certain information with respect to "in-the-money" options held by the Named Officers at June 30, 2003.

	Number of Securities Underlying Unexercised Options At June 30, 2003		Value of Unexercised In-the-Money Options At June 30, 2003 (1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael R. Haynes	-	75,000	-	$13,000
Michael J. Lewis	27,500	-	$9,000	$-

       (1)   Based on the closing price of the Company’s shares on the NASDAQ National Market on June 28, 2002, of $3.42 per share.

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Granted and Available Options under Option Plans.   The following table provides information relating to our equity compensation plans as of June 30, 2003.

	Column A	Column B	Column C

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants	Weighted-Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity compensation plans approved by shareholders	702,000	$8.27	48,000
Equity compensation not approved by shareholders	294,000	11.55	-

Total	996,000	$9.24	48,000

Employment Agreement

In January 2003, the Company entered into a one year employment agreement with Michael Haynes pursuant to which he is employed as the Company’s CEO, at a salary of $250,000 per year. That agreement is terminable by the Company at any time, with or without cause, effective on 15 days’ prior notice to Mr. Haynes. If the Company were to exercise its right to terminate that Agreement without cause, it would become obligated to continue Mr. Haynes’ salary and benefits (which consist of health insurance) for a period that is the shorter of (i) six months or (ii) the then unexpired term of that agreement.

Directors’ Fees

The Chairman of the Board of Directors receives fees of $65,000 per year for his service as Chairman and a member of the Board and his service on Committees of the Board. Each other non-employee director receives fees of $25,000 per year, paid quarterly, for service on the Board and on committees of the Board, except that members of the Audit Committee receive an additional $10,000 per year for their service on that Committee. Each of our directors is also eligible to receive stock option grants under our 1999 Stock Incentive Plan. If the 2003 Stock Incentive Stock is approved at this Annual Meeting, each non-employee director will receive, on the date of each Annual Stockholders Meeting, at which he or she is elected or re-elected as a director, commencing with the 2003 Annual Meeting, an automatic grant of options to purchase 15,000 shares under the 2003 Stock Incentive Plan. See "Approval of 2003 Stock Incentive Plan" below in this Proxy Statement.

Certain Transactions

In May 2003, the Company entered into a license agreement with DHRCC, Inc., which is wholly owned by David Hall and Van Simmons who are directors and employees of the Company and which was engaged in the direct sale of rare coins for over 10 years, but ceased doing business in June 2000. Pursuant to that Agreement, the Company has obtained (i) an exclusive license to use, for up to a four year period ending May 31, 2007, a customer list owned and compiled by DHRCC, which contains the names of 11,800 customers of DHRCC, and certain other intangible assets owned by DHRCC, and (ii) a non-exclusive license to use, in perpetuity, a coin inventory control software program owned by DHRCC. Under that agreement, the Company pays to DHRCC, for the Company’s use of the DHRCC customer list, a royalty equal to one and one half percent (1.5%) of the net revenues of the Company’s David Hall Rare Coins Division, on a quarterly basis, but in no event to exceed (i) twenty percent (20%) of the quarterly pre-tax profits of that division, or (ii) an aggregate of $500,000 per year, whichever is less. The Company also paid DHRCC, for use of the other intangible assets licensed by the Company, a one time fee of $5,000. Each of the Company and DHRCC have the right to terminate the agreement at any time, without cause, on 30 days prior written notice to the other, in which event the Company’s obligation to pay further royalties to DHRCC will terminate, as will the right to make further use of the customer list and the other intangible assets. The Company paid DHRCC a one time fee of $5,000 for the software license, which will continue in effect beyond the term of the agreement. The agreement was in effect for part of one quarter during fiscal 2003, during which the Company paid DHRCC royalties of $36,000. The agreement was approved by the disinterested directors of the Company.

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Our employees and their affiliates may, from time to time, consign collectibles to us to be sold in our auctions or galleries. Upon sales of those collectibles at the Company’s auctions, those employees and affiliates pay the Company customary sellers’ commissions, the amounts of which are determined in the same manner as the commissions that are charged to unaffiliated consignors.

Compensation Committee Interlocks and Insider Participation

The Members of the Compensation Committee of the Board of Directors in fiscal 2003 were A. Clinton Allen, A. J. Bert Moyer and Ben A. Frydman, who were non-employee directors of the Company during that fiscal year. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee. Mr. Frydman, a member of the Compensation Committee, is a stockholder of a law firm that provided legal services to the Company in fiscal 2003 and that is expected to provide legal services to the Company in fiscal 2004.

REPORT OF THE COMPENSATION COMMITTEE

Decisions relating to the compensation of the Company’s executive officers are made by the Compensation Committee of the Board of Directors. It is the responsibility of the Compensation Committee to assure that the executive compensation programs are reasonable and appropriate, meet their stated purposes and effectively promote the interests of the Company and its stockholders.

Compensation Philosophy and Policies for Executive Officers

The Company’s strategic goal is to become the leading provider of value-added services to the high-end collectibles markets in which it operates, and thereby to maintain a high level of revenue growth and achieve increasing profitability and, in that way, increase stockholder value. In establishing compensation programs for the Company’s executive officers, the Compensation Committee seeks to create incentives and provide rewards for performance and accomplishments by its officers that will further these goals.

The Committee’s compensation policy emphasizes competitive base salaries, annual incentive compensation or bonus plans for selected officers and management employees and long term incentive compensation in the form of stock options. Stock options are granted at exercise prices equal to the market value of the Company’s shares on the date they are granted. Since the financial reward provided by stock options is dependent on appreciation in the market value of the Company’s shares above those exercise prices, stock options reward executives for performance that results in improved market performance of the Company’s stock, which directly benefits all stockholders. With the exception of standard health insurance benefits that are available to all of its employees, the Company provides essentially no perquisites to the CEO or its other executive officers.

Base Salaries .  All executive officer salaries are reviewed and evaluated at least once per year. In determining appropriate salary levels and salary increases, the Compensation Committee considers the extent to which the Company has achieved, and the extent of the executive’s contribution to the achievement of, its strategic goals, the level of responsibility of the executive, and his or her experience and qualifications. In addition, the Committee recognizes that to be able to retain its existing executives and attract new executives, the Company must offer executive salaries that are comparable to those paid by its competitors. As a result, the Compensation Committee also considers published data regarding compensation paid by similar companies to individuals holding positions comparable to those held by the Company’s executive officers.

Incentive Compensation . During fiscal 2003 the Compensation Committee adopted individualized incentive compensation plans for Messrs. Hall, Haynes and Lewis. The incentive compensation plans adopted for Messrs. Haynes and Lewis established revenue, expense and earnings goals ("performance goals") and individualized management objectives for fiscal 2003 and provided for the payment of bonuses to each of them based on the extent to which (i) the Company achieved those performance goals and (ii) the executive achieved management objectives established for him by the Committee. Under those plans, Mr. Lewis earned a bonus of $50,000 in fiscal 2003. Mr. Hall’s 2003 incentive compensation plan provided for the payment of a bonus to him based on the extent to which the Company’s authentication and grading businesses, the operations of which he

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directs, achieved certain performance goals established for those businesses for fiscal 2003. He received a bonus of $150,000 under that plan for fiscal 2003.

The Compensation Committee has established similar incentive compensation plans for Messrs. Haynes, Hall and Lewis for fiscal 2004, which are based on performance goals and individualized management objectives established for each of them by the Compensation Committee for fiscal 2004.

CEO Compensation.   In August 2002, Mr. Johnson decided to step down as the Company’s Chairman and CEO, but agreed to continue to serve as CEO on an interim basis until the Board of Directors selected a new CEO and to assist with the transition of responsibilities to the new CEO. In turn, the Compensation Committee approved the awarding of a $100,000 retention bonus to Mr. Johnson. The Committee also approved an interim period performance bonus plan for Mr. Johnson, pursuant to which he earned a bonus of $75,000 based on the Company’s performance in the first quarter of fiscal 2003.

In January 2003, the Company hired Michael Haynes as its new CEO pursuant to a one year employment agreement (see "Executive Compensation ¯ Employment Agreement" above). The terms of that agreement, including Mr. Haynes salary of $250,000 per year, were approved by the Compensation Committee, which determined that the compensation set forth in that agreement was appropriate in light of his responsibilities as CEO of the Company and his qualifications and experience in the collectibles industry. Upon his employment with the Company, Mr. Haynes also was granted an option to purchase up to 75,000 shares of Company common stock, at an exercise price equal to the closing price of the Company’s shares on the Nasdaq National Market on January 2, 2003, the date that option was granted. The option will become exercisable in four equal annual installments as to 18,750 shares each, beginning on the first anniversary of the commencement date of his employment with the Company, subject to earlier termination (as described below) upon a termination of employment. As described above, the Compensation Committee also established an incentive compensation plan for Mr. Haynes.

Stock Options and Equity-Based Programs.  The grant of stock options represents the only form of long term incentive compensation that is awarded by the Company to its executive officers. As discussed above, the Committee believes that the grant of stock options better aligns the interests of the Company’s executive officers with those of the stockholders by rewarding the executive officers for increases in the market value of the Company’s shares. In addition, the Compensation Committee believes that stock option grants provide the Company with a mechanism for recruiting individuals by providing an opportunity for those officers to profit from the results of their contributions to the Company. Generally, options granted to executive officers become exercisable in four or five annual installments usually commencing one year after the date of grant. As a result, option grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the Company’s stockholders.

The options granted to executive officers provide the right to purchase shares of common stock, at the fair market value on the date of grant. Each stock option may become exercisable ("vests") either immediately or over a period of time that generally ranges from one to five years as determined by the Compensation Committee at the time the option is granted; although, in most cases, vesting occurs over a four to five year period. Once vested, options remain exercisable for a stated term, generally 10 years; however, on termination of an optionee’s employment, options that have not yet become vested terminate automatically and vested options terminate three months (or, in the event such termination is due to the disability or death of the optionee, 12 months) thereafter. Decisions with respect to the number of shares covered by each option grant and the frequency of option grants to executives reflect the Compensation Committee’s assessment of the executive’s level of responsibility, his or her past and anticipated future contributions to the Company and the impact the executive has on decisions that affect the overall success of the Company.

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Effective July 1, 2000, the Company implemented an Employee Stock Purchase Plan, which enables management and other employees to purchase, by means of payroll deductions, up to $25,000 worth of our shares, but in no event more than a total of 5,000 shares, per year by means of payroll deductions at discounted prices. This Plan is designed to increase management ownership of the Company’s common stock and provide management with a continuing interest in the Company’s stock price performance.

A. Clinton Allen
A. J. Bert Moyer
Ben A. Frydman

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REPORT OF THE AUDIT COMMITTEE

The Role of the Audit Committee. As described in the Charter of the Audit Committee, a copy of which is appended as Exhibit A to this proxy statement, the role of the Audit Committee is to assist the Company’s Board of Directors in fulfilling its oversight responsibility as it relates to the Company's internal financial systems, accounting systems, financial reporting, accounting practices and policies, internal and external audit functions, as well as its legal compliance and ethics programs established by management or the Board. The Audit Committee has been granted the authority, under its Charter, to select and appoint and remove or terminate and replace the Company’s independent accountants; to approve the compensation to be paid and the other terms of engagement of the independent accountants; to evaluate the independence of the independent accountants; and to pre-approve all audit and non-audit services to be provided by the independent accountants.

It should be understood, however, that while the Committee has the authority and responsibilities set forth in its Charter, it is not the Committee’s responsibility to prepare or to plan or conduct audits of the Company’s annual financial statements or reviews of the Company’s interim financial statements or to determine that such financial statements are complete or accurate or have been prepared in conformity with generally accepted accounting principles as in effect in the United States of America and applicable rules and regulations of the SEC as they relate to such financial statements. These are the responsibilities of the Company’s management and independent accountants.

Report of the Audit Committee. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2003 with management. The Audit Committee also has discussed with Deloitte & Touche LLP, the Company’s independent accountants for fiscal year 2003, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board, Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent accountants and the Company’s management, the Audit Committee recommended to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003.

A. J. Bert Moyer
A. Clinton Allen
Ben A. Frydman

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee and Audit Committee Reports and the Performance Graph on the following page shall not be incorporated by reference into any such filings.

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STOCKHOLDER RETURN COMPARISON

The following line-graph compares the Company’s cumulative stockholder returns, from its initial public offering on November 4, 1999 through its fiscal year ended June 30, 2003, with the Russell 2000 Small Cap Index, which is a broad market index, and with a Peer Group composed of companies classified as "Auction House/Art Dealers." The total cumulative stockholder return, as shown in the graph, is the change in the period-end stock price (plus any reinvested dividends) for each of the periods presented for the Company and each of those Indexes. The total stockholder return assumes $100 invested in the Company’s Common Stock at the beginning of the period covered by the graph, and in the Russell 2000 Small Cap Index and the index of Peer Group companies. The data for the graph was obtained from NASDAQ and other public databases.

150
100
50
0
November 1999
June 2000
June 2001
June 2002
June 2003
100
114
113
102
99
75
58
61
62
49
32
17
14
Collectors Universe, Inc.
Peer Group Index
Russell 2000 Index

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APPROVAL OF 2003 STOCK INCENTIVE PLAN

(Proposal No. 2)
Introduction

As of June 30, 2003, there remained only 48,000 shares of common stock available for the grant of stock options under our only stock incentive plan. As a result, o n September 25, 2003, the Board of Directors adopted, subject to stockholder approval, the Collectors Universe, Inc. 2003 Stock Incentive Plan (the "2003 Plan"), which authorizes up to a total of 500,000 shares of common stock of the Company for issuance pursuant to options or rights to purchase restricted stock that may be granted under that Plan to officers, other key employees and directors of and consultants and other service providers to the Company or its subsidiaries.

Reasons for Adoption of 2003 Stock Incentive Plan.  The Board of Directors believes that the Company needs available options and rights to purchase restricted stock in order to be able to offer meaningful incentives to attract new and retain existing officers, key employees, directors and outside service providers, and, thereby, remain competitive with other companies in the collectibles markets with which it competes for available personnel. This is particularly important for the Company because the success and growth of its businesses are highly dependent on the Company’s ability to retain its existing collectible experts and hire additional collectibles experts, who are in high demand in the collectibles industry. As a result, the Directors believe that adoption of the Plan is in the best interests of the Company and the stockholders.

Vote Required for Approval of the 2003 Plan.  Approval of the 2003 Plan requires the favorable vote of the holders of a majority of the shares of common stock present or represented, and that are voted on this Proposal, at the Annual Meeting. Proxies solicited by management for which no specific direction is given in the Proxy with respect to this Proposal will be voted FOR approval of the 2003 Plan. Abstentions will have the same effect as a vote against adoption of the 2003 Plan, and broker non-votes will be treated as if they had not been voted and, therefore, will not be counted, except for quorum purposes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2003 PLAN.

Description of the 2003 Plan

The essential features of the 2003 Plan are summarized below. The summary does not purport to be a complete description of the 2003 Plan. Copies of the 2003 Plan can be obtained, without charge, by writing to the Secretary, Collectors Universe, Inc., P.O. Box 6280, Newport Beach, California 92658.

Purposes and Authorized Number of Shares under the Plan.  The primary purposes of the 2003 Plan are to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers, and to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company. In the view of the Board of Directors, the grant of options and rights to purchase restricted stock also helps to align the interests of management and key employees with those of the Company’s stockholders, because they reward management and other key employees for performance that results in improvements in the price of the Company’s shares, which benefits our stockholders.

In order to accomplish these purposes, the 2003 Plan sets aside 500,000 shares of the Company’s common stock for grants of options and rights to purchase restricted stock under the terms of the Plan, subject to the limitation that the maximum number of shares of common stock that may be the subject of option grants under the Plan to an optionee, in any one year, may not exceed 200,000 shares. The number of shares authorized for issuance under the 2003 Plan, and the foregoing limitation on annual grants to optionees, will be subject to adjustment in the event of stock splits, stock dividends and other similar changes in the capital structure of the Company.

At October 15, 2003, no options or rights to purchase restricted stock had been granted under the 2003 Plan. As of that same date, options to purchase an aggregate of 702,000 shares of common stock, at an average exercise price of $8.27 per share, had been granted under the Company’s 1999 Stock Incentive Plan, which was approved by the Company’s shareholders.

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Administration of the Plan.  The 2003 Plan may be administered by either the Board of Directors or a committee consisting of two (2) or more directors appointed by the Board. The Board of Directors has designated the Compensation Committee (the "Committee") to administer the 2003 Plan. Subject to the provisions of the 2003 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 2003 Plan.

Automatic Grants to Non-Employee Directors. The Plan provides that nonqualified options to purchase 15,000 shares of common stock will be granted automatically, without any action on the part of the Committee, to each non-employee director on the date of each Annual Meeting of Stockholders at which such person is elected or re-elected to the Board. The exercise price of those options, which will become vested and exercisable six months following the date of grant, will be equal to 100% of the closing price of the Company’s common stock on the Nasdaq National Market on the date of grant. Those options will have a term of 10 years unless they are sooner terminated. See " Vesting and Termination of Options" below.

Incentive and Nonqualified Stock Options.  Options granted under the 2003 Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified stock options," as determined by the Board of Directors or the Committee at the time of grant. Incentive stock options provide certain income tax benefits to optionees under the Code that are not available to holders of nonqualified options. See "Summary of United States Income Tax Consequences" below.

Eligibility to Participate in the Plan

Incentive Stock Options.  Only officers and other employees of the Company, or of any subsidiary or parent corporation of the Company, are eligible for selection to receive incentive options under the 2003 Plan. As of October 15, 2003, there were a total of 3 executive officers of the Company and a total of 174 other employees of the Company or its subsidiaries that would be have been eligible to receive a grant of options under the 2003 Plan. An employee who is granted an incentive option may, if otherwise eligible, be granted additional incentive options or nonqualified options if the Committee so determines. However, if the aggregate market value of the incentive options of an optionee that become exercisable for the first time in any year were to exceed $100,000, only the first $100,000 of such options would be accorded incentive stock option treatment under the Code. The remaining options, in that event, would be treated as nonqualified options for income tax purposes. For this purpose, such options would be valued at the fair market value of the underlying shares determined as of the date the options were granted.

Nonqualified Options and Restricted Stock Purchase Rights.  Officers and other employees, members of the Board (whether or not they also are employees) and consultants and other service providers, of the Company or any subsidiary or parent corporation of the Company, will be eligible to receive nonqualified options and restricted stock purchase rights under the 2003 Plan. An individual who has been granted a nonqualified option or restricted stock purchase rights may be granted an incentive option (if he or she also is an officer or employee) or additional nonqualified options or restricted stock purchase rights, if the Board or Committee so determines.

Exercise Prices of Options and Payment for Shares.  The exercise price of any option granted under the 2003 Plan, whether it is an incentive or a nonqualified option, must be at least equal to 100% of the fair market value per share of the Company’s common stock on the date the option is granted, except in the case of an incentive option that is granted to an optionee who owns 10% or more of the outstanding shares of common stock of the Company (a "10% stockholder"), as to whom the exercise price must be at least 110% of such fair market value. Payment of the exercise price of options may be made, in the discretion of the Committee, by (i) cash, (ii) check, (iii) delivery of shares of the Company’s common stock already owned by the optionee, (iv) cancellation of any indebtedness owned by the Company to, or a waiver of compensation due, the optionee, (v) a "same day sale" or "margin" commitment from an optionee (provided he or she is not an executive officer of the Company), or (vi) any combination of the foregoing methods or any other consideration or method of payment permitted by applicable corporate law.

Vesting and Termination of Options.  The Committee, when granting options under the 2003 Plan, has the authority to determine the time or times at which such options will become exercisable (that is, when and in what increments options will "vest"), subject to the requirement that options must expire no later than 10 years from the date of grant (or five years with respect to any incentive options granted to a 10% stockholder). Options are nontransferable, other than upon death, in which case they may be transferred by will or the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company. If an optionee’s employment or service with the Company or any subsidiary is terminated for any reason, those of his or her options that have not yet become exercisable will terminate automatically; and any options that have previously become exercisable will remain

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exercisable for three months after termination of employment, except in the event the termination is due to the optionee’s death or disability, in which case those options will remain exercisable for 12 months thereafter. Upon termination of any unexercised option, the shares subject to that option will again be available for the grant of options under the 2003 Plan, as will any options that may be repurchased by the Company.

Restricted Stock Purchase Rights.  Restricted stock purchase rights are rights granted to eligible plan participants entitling them to purchase shares of common stock ("restricted shares") pursuant to a restricted stock purchase agreement. Generally, those rights must be exercised within a period of 10-15 days following the grant or award of those rights. If the rights are exercised, the participant will acquire ownership of the shares; however, the participant’s right to continued ownership of the shares generally will be subject to vesting requirements determined by the Committee and set forth in the stock purchase agreement which will provide that, if those vesting requirements are not satisfied, the Company will become entitled to repurchase some or all of the unvested shares at the price paid for them by the participant. Such vesting requirements may include a requirement that the participant remain in the Company’s employ or service for a specified period of time or that specified performance goals or objectives be achieved by the Company or the participant. The stock purchase agreement also may permit the purchase price for the restricted shares to be paid in installments over a multi-year period. Since a participant will become the owner of the restricted shares on his or her exercise of a right to purchase those shares, the participant will be entitled to exercise all rights of a stockholder with respect to those shares, including the right to vote and to receive any dividends that might be declared on the Company’s outstanding common stock. However, the stock purchase agreements will, in most instances, provide that, until the vesting requirements have been satisfied, the Company shall be entitled to retain possession of those shares, the transferability of which will be restricted, and to apply any dividends to the payment of the then unpaid portion of the purchase price of those shares. The purchase price payable for restricted shares will be determined by the Compensation Committee at the time of grant and may be less than the then fair market value of the shares, if deemed appropriate by the Committee, except that the purchase price payable for restricted shares granted to the Company’s CEO and the four highest compensated officers of the Company, in addition to the CEO, may be no less than the fair market value of the Company’s shares on the date such rights are granted.  As is the case with stock options (as described above) granted under the 2003 Plan, the purchase price for restricted shares may be paid in cash or in another form of consideration approved by the Committee, including the delivery of already owned shares by the participant. Upon any reacquisition by the Company of restricted shares due to a failure of those shares to have become vested, those shares will become available for the grant thereafter of options or restricted stock purchase rights under the 2003 Plan.

Change in Control.  In the event of a change in control (as defined in the 2003 Plan) of the Company, vesting of options will accelerate automatically unless the options are assumed by the acquiring or successor entity (or parent thereof), or there is substituted therefor by the acquiring or successor entity, new options or other incentives on terms and conditions which the Committee, in its discretion, considers equitable. If options are assumed or replaced with new options or other incentives by the acquiring or successor entity (or parent thereof), then, the vesting of those substituted options or other incentives shall accelerate and they shall become fully exercisable in the event the optionee’s employment or service relationship with the Company or any subsidiary, or such successor entity, as the case may be, is terminated within a specified period of time (as provided in option agreements) following the change in control. However, the Committee may, in its discretion, provide for other vesting arrangements in option agreements, or restricted stock purchase agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume, or substitute new options or incentives for, the existing options or any unvested restricted shares. In any event, upon consummation of a change of control of the Company, any options that are neither assumed nor exercised will terminate.

Amendments to and Termination of the Plan.  The Committee may from time to time alter, amend, suspend or terminate the 2003 Plan in such respects as the Board may deem advisable. However, no alteration, amendment, suspension or termination of the Plan may substantially affect in an adverse manner, or impair, the rights of the option holder under any previously granted option without that option holder’s prior consent. Unless previously terminated by the Committee, the 2003 Plan will terminate on September 24, 2013.

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Summary of United States Income Tax Consequences

The following is a summary of certain United States Federal income tax consequences of participation in the Company’s 2003 Plan. The summary should not be relied upon as being complete. United States tax laws are complex and subject to change. Moreover, participation in the 2003 Plan may also have consequences under state and local tax laws, as well as foreign tax laws, which may vary from the United States Federal income tax consequences described below. For such reasons, the Company recommends that each 2003 Plan participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

Incentive Options.  No taxable income will be recognized by an optionee under the 2003 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As is discussed below, the exercise of an incentive option also may result in an "item of adjustment" for purposes of the "alternative minimum tax."

If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of such sale or disposition in an amount equal to the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee’s death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

Section 55 of the Code imposes an "alternative minimum tax" on an individual’s income to the extent the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale. For example, assume that an individual pays an exercise price of $10 to purchase stock having a fair market value of $15 on the date of exercise. The amount included in alternative minimum taxable income is $5, and the stock has a basis of $10 for regular tax purposes and $15 for alternative minimum tax purposes. If the individual sells the stock in a subsequent year for $20, the gain recognized is $10 for regular tax purposes and $5 for alternative minimum tax purposes.

An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim, as a credit against the optionee’s regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

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Under the 2003 Plan, the Committee may permit an optionee to pay the exercise price of an incentive option by delivering shares of common stock of the Company already owned by the optionee, valued at their fair market value on the date of exercise. Generally, if the exercise price of an incentive option is paid with already-owned shares or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged. A special rule applies, however, if the shares exchanged were previously acquired through the exercise of an incentive option and the applicable holding period requirements for favorable tax treatment of such shares have not been met at the time of the exchange. In such event, the exchange will be treated as a disqualifying disposition of such shares and will result in the recognition of income to the optionee, in accordance with the rules described above for disqualifying dispositions. If this special rule does not apply, then the new shares received by the optionee upon the exercise of the option equal in number to the old shares exchanged will have the same tax basis and holding period for capital gain purposes as the optionee’s basis and holding period in the old shares. The balance of the shares received by the optionee upon exercise of the option will have a tax basis equal to any cash paid by the optionee, and if no cash was paid, the tax basis of such shares will be zero. The holding period of the additional shares for capital gain purposes will commence on the date of exercise. The holding period for purposes of the one-year and two-year periods described above will commence on the date of exercise as to all of the shares received upon the exercise of an incentive option. If any of the shares subject to the basis allocation rules described above are subsequently transferred in a disqualifying disposition, the shares with the lowest tax basis will be treated as being transferred first.

Nonqualified Options.  No taxable income is recognized by an optionee upon the grant to him or her of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

Restricted Shares.  If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the restricted shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

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If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

Tax Withholding

Under the 2003 Plan, the Company has the power to withhold, or require an optionee to remit to the Company, an amount sufficient to satisfy United States Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the 2003 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted shares up to an amount determined on the basis of the highest marginal tax rate applicable to such optionee, in whole or in part, by (i) directing the Company to apply shares of Company common stock to which the optionee is entitled as a result of the exercise of an option or the lapse of restrictions on restricted shares, or (ii) delivering to the Company shares of common stock owned by the participant.

INDEPENDENT PUBLIC ACCOUNTANTS

During fiscal 2003, Deloitte & Touche LLP were the Company’s independent auditors and provided audit services to the Company, which included the examination of the Company’s consolidated financial statements for the year ended June 30, 2003 and reviews of the Company’s consolidated financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC for the first three fiscal quarters of the year. The Audit Committee has selected Deloitte & Touche LLP to be the Company’s auditing firm for the fiscal year ending June 30, 2004. A representative of Deloitte & Touche LLP will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Fees Paid to Deloitte & Touche LLP

The total fees paid to Deloitte & Touche LLP for professional services for the audit of the Company’s annual consolidated financial statements that were included in the Company’s Annual Report on Form 10-K, and its review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, for fiscal 2003 totaled $151,371.

Deloitte & Touche LLP did not provide and it did not bill and it was not paid any fees for, financial information systems design and implementation services in fiscal 2003. The aggregate fees paid by the Company for all other non-audit services rendered by Deloitte & Touche LLP in fiscal 2003, which consisted of tax compliance and consulting services, were $258,207. The Audit Committee has determined that the provision of those services, in addition to audit services, rendered by Deloitte & Touche LLP and the fees paid therefor in fiscal 2003 were compatible with maintaining Deloitte & Touche’s independence.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the Company’s 2004 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than June 28, 2004 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

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OTHER MATTERS

Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

October 28, 2003                    Michael R, Haynes
                                                                                                               Chief Executive Officer

The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2003 is being mailed concurrently with this Proxy Statement to all stockholders of record as of October 15, 2003. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

COPIES OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED JUNE 30, 2003 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, COLLECTORS UNIVERSE, INC., P.O. BOX 6280, NEWPORT BEACH, CA 92658.

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                                                    EXHIBIT A
AMENDED AND RESTATED CHARTER
OF THE
AUDIT COMMITTEE
OF THE
THE BOARD OF DIRECTORS
OF
COLLECTORS UNIVERSE, INC.

I.              Purpose of the Audit Committee:

The purpose of the Audit Committee (the "Committee") of Collectors Universe, Inc. (the "Company") shall be to assist the Board of Directors (the "Board") in fulfilling its oversight responsibility as it relates to the Company's internal financial systems, accounting systems, financial reporting, accounting practices and policies, internal and external audit functions, as well as its legal compliance and ethics programs established by management or the Board.

In meeting this purpose, the Committee is responsible for maintaining free and open communications between the members of the Board, the Company’s independent accountants, and the Company's management. The Committee shall have the power to confer with and direct corporate officers of the Company to the extent necessary to accomplish its charter. The Company’s independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

In addition, the Committee shall serve as the "qualified legal compliance committee" of the Company within the meaning of Part 205 of Chapter II of Title 17 of the Federal Register ("Part 205") (in such capacity, the "QLCC").

II.           Committee Composition and Member Independence and Qualifications:

A.            Committee Membership .

The Committee shall be composed solely of members of the Board and shall consist of at least three (3) incumbent directors appointed annually by the Board. The Board shall appoint one member of the Committee to serve as Committee Chair. The Board, in its discretion, may remove any member of the Committee.

B.            Member Independence and Qualifications .

All members of the Committee shall be independent directors under the standard adopted by NASDAQ and shall satisfy its more rigorous independence requirements for members of audit committees. All members of the Committee shall have sufficient financial experience and ability to discharge their responsibilities and at least one member of the Committee shall be a financial expert (as defined in the applicable rules of the Securities and Exchange Commission (the "SEC"). Each Committee member shall possess an understanding of the Company's business and products and services, as well as knowledge of the risks to which its business is subject. In addition, each Committee member shall possess an appreciation and recognition of the Committee's role in corporate governance, as well as integrity, dedication of time and energy, independent judgment, and the ability to offer insight, provide new perspectives and make constructive suggestions.

III.           Meetings of the Committee:

The Committee shall meet at least once each quarter, and separately with the Company’s senior management, the Company's financial officers, and the Company’s independent accountants. The Committee shall report to the Board at the next meeting thereof following any meeting of the Committee. The Committee may, if it deems it appropriate, meet by telephone conference call and take action by unanimous written consent.

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IV.          Outside Advisors and Investigatory Powers of the Committee:

A.            Retention of Advisors .

The Committee shall have authority to retain such advisors and experts as the Committee may deem appropriate in its sole and absolute discretion. The Committee shall have sole authority to approve the compensation that shall be paid to and the other terms of retention of such advisors and experts and the Company shall fund the payment of such compensation.

B.            Investigatory Powers .

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the independent accountants, as well as anyone in the Company. The Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts as it deems, in its discretion, to be necessary or appropriate in the performance of its duties.

V.            Audit Committee Authority and Responsibilities:

A.            General.

To best carry out its responsibilities, the Committee's policies and procedures should remain flexible in order to address changing conditions.

B.            Matters Pertaining to the Company’s Independent Accountants.

The Committee shall have the authority:

1.    To select and appoint and remove or terminate and replace the Company’s independent accountants.

2.    To approve the compensation to be paid and the other terms of engagement of the independent accountants.

3.    To pre-approve all audit and non-audit services to be provided by the independent accountants, which authority may be delegated by the Committee to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Audit Committee at its next regularly scheduled meeting.

4.    To evaluate the independence of the independent accountants and, in that connection, to conduct a review of non audit-related services provided by and related fees charged by the independent accountants, to obtain a formal written statement, as required by the Independence Standards Board, from the independent accountants delineating relationships between the independent accountants and the Company and to engage in a dialogue with the independent accountants regarding matters that might reasonably be expected to affect their independence.

5.    To obtain and review, at least annually, a report by the independent accountants describing (a) their internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review, and (c) any issues raised by any inquiry or investigation by governmental or professional authorities which occurred within the preceding five years respecting one or more independent audits carried out by the independent accountants and any steps taken to deal with any such issues.

6.    Set clear hiring policies for employees or former employees of the independent accountants that shall comply with all applicable SEC and NASDAQ requirements.

7.    Discuss with the independent accountants the matters required to be communicated to audit committees in accordance with AICPA SAS 61.

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C.            Matters Pertaining to the Company’s Financial Statements.

The Committee shall:

1.      Meet with the Company’s independent accountants and financial management to review the annual audit plan and discuss with the independent accountants and financial management such matters as the scope of and general approach to be taken with respect to the audit, the staffing requirements for the audit, the locations where the audit will be conducted, and the extent to which the independent accountants will rely on management in connection with the annual audit.

2.      Review and discuss with the Company’s management and independent accountants the Company's financial reporting, accounting standards, accounting principles, any proposed significant changes in such standards or principles, and the application of such standards or principles to and the key accounting decisions which affect the Company's financial statements, including alternatives to and the rationale for the decisions made.

3.      Discuss with management and the independent accountants, as appropriate, the Company's risk assessment and risk management policies, including the Company's major financial risk exposure(s) and any steps taken by management to monitor and mitigate such exposure(s).

4.      Review with the Company's outside counsel and independent auditor (a) legal matters that may have a material impact on the financial statements, (b) accounting or compliance policies, and (c) any reports or inquiries received from regulators, governmental agencies or employees that raise material issues regarding the Company's financial statements and accounting or compliance policies.

5.      Review with the independent accountants any disagreements they may have with management or any problems or difficulties encountered in connection with their financial statement audits or reviews.

6.      Discuss the results of the audit with the independent accountants, prior to releasing year-end earnings.

7.      Review with management and, if it is deemed to be appropriate, with the independent accountants, the Company’s earnings press releases, including a review of any "pro-forma" or "adjusted" non-GAAP information or non-GAAP measures and the disclosures relating thereto to be included in any earnings press releases and any proposed Regulation FD disclosures, including forward looking financial information, forecasts or projections or earnings guidance to be included therein.

8.      Review with management and the independent accountants the Company's annual audited financial statements to be included in the Company’s Annual Report on Form 10-K, including (a) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations,
(b) significant issues and judgments regarding accounting and auditing principles and practices, and (c) the effect of accounting initiatives on the Company s financial statements.

9.      Recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

10.   Review and discuss with management and the independent accountants the Company's quarterly financial statements prior to the issuance of any quarterly earnings press release and prior to filing any Quarterly Report on Form 10-Q, including (a) the results of the independent accountant's review of the quarterly financial statements and (b) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in such Quarterly Reports.
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D.            Other Matters Within the Committee’s Authority.

The Committee also shall:

1.     Review with management, the Chief Financial Officer and such others as the Committee deems appropriate, the adequacy and effectiveness of the Company's disclosure controls and procedures.

2.     Review with management, the Chief Financial Officer and such others as the Committee deems appropriate, the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies or significant changes in such controls. Review the adequacy and effectiveness of the Company's disclosure controls and procedures.

3.     Establish procedures for the anonymous submission by Company employees of concerns regarding accounting or auditing matters and for the receipt, retention and treatment of those submissions and any complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

4.     Review and investigate any matters pertaining to the integrity of management, including conflicts of interest and/or adherence to standards of business conduct, as required by the policies of the Company and, in connection with these reviews, the Committee shall meet, as it deems appropriate, with the Company's outside counsel, officers or employees.

5.     Approve a Code of Ethical Conduct for management of the Company and review management’s compliance with that Code.

6.     So long as may be required by SEC rules, disclose to the stockholders in the Company's proxy statement or annual report that the Company has adopted an Audit Committee Charter and include in the proxy statement a report of the Audit Committee.

7.     Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

8.     Maintain minutes of Committee meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

9.     Review, at least annually, the adequacy of this Charter, as well as any Committee policies and procedures, and recommend proposed changes to the Board.

VI.          Limitations:

While the Committee has the authority and responsibilities set forth in this Charter, it is not the responsibility of the Committee to prepare or to plan or conduct audits of the Company’s annual financial statements or reviews of the Company’s interim financial statements or to determine that such financial statements are complete or accurate or have been prepared in conformity with generally accepted accounting principles as in effect in the United States of America and applicable rules and regulations of the SEC as they relate to such financial statements. These are the responsibilities of the Company’s management and independent accountants.

VII.         Adoption of Amended and Restated Charter:

This Charter was adopted as the Charter of the Audit Committee of Collectors Universe, Inc. by the Audit Committee on September 25, 2003.

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COLLECTORS UNIVERSE, INC.

P R O X Y

Solicited by the Board of Directors
Annual Meeting of the Stockholders—December 4, 2003

The undersigned hereby revokes all previously granted proxies and appoints A. Clinton Allen and David G. Hall, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Collectors Universe, Inc. which the undersigned is entitled to represent and vote at the 2003 Annual Meeting of Stockholders to be held at 1921 E. Alton Avenue, Santa Ana, California 92705, at 10:00 A.M. Pacific Time on December 4, 2003, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as directed on the reverse side of this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, THOSE SHARES WILL BE VOTED " FOR " THE ELECTION OF THE DIRECTORS NAMED ON THIS PROXY AND " FOR " APPROVAL OF THE 2003 STOCK INCENTIVE PLAN. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

IMPORTANT–PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY
(continued and to be signed on other side)

DETACH PROXY CARD HERE

Please mark your votes as in this example: ☒

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL NO. 1 AND "FOR" PROPOSAL NO. 2

1. ELECTION OF DIRECTORS

Nominees: A. Clinton Allen, Deborah A. Farrington, Ben A. Frydman, David G. Hall, Michael R.Haynes, A. J. "Bert" Moyer and Van D. Simmons

☐ **FOR** all named nominees *(except named as marked to the contrary below)*

☐ **WITHHOLD AUTHORITY** to vote for all named nominees

(Instructions: To withhold authority to vote for any nominee, print the nominee's name in the space below.)

Exceptions: ______________________________

2. 2003 STOCK INCENTIVE PLAN

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Approval of: The 2003 Stock Incentive Plan, which authorizes 500,000 shares of common stock for the grant of stock options and restricted share purchase rights to officers, employees, directors and service providers of the Company.

3. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

Dated: ______________________________, 2003

____

____

(Signature of stockholder)

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope